Exhibit 25(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Computershare Trust Company, National Association

Attn: Legal Department

150 Royall Street

Canton, MA 02021

(781) 575-3538

(Name, address and telephone number of agent for service)

The Goodyear Tire & Rubber Company

(Exact name of obligor as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Innovation Way Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip code)

5.000% Senior Notes due 2029

5.250% Senior Notes due 2031

Guarantees of 5.000% Senior Notes due 2029

Guarantees of 5.250% Senior Notes due 2031

(Titles of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Celeron Corporation	Delaware	51-0269149	200 Innovation Way Akron, Ohio 44316

Cooper International Holding Corporation	Delaware	75-2035615	701 Lima Avenue Findlay, Ohio 45840

Cooper Receivables LLC	Delaware	20-5258270	701 Lima Avenue Findlay, Ohio 45840

Cooper Tire & Rubber Company	Delaware	34-4297750	701 Lima Avenue Findlay, Ohio 45840

Cooper Tire & Rubber Company Vietnam Holding, LLC	Delaware	83-2795952	701 Lima Avenue Findlay, Ohio 45840

Cooper Tire Holding Company	Delaware	34-1961810	701 Lima Avenue Findlay, Ohio 45840

Divested Companies Holding Company	Delaware	51-0304855	200 Innovation Way Akron, Ohio 44316

Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	200 Innovation Way Akron, Ohio 44316

Goodyear Canada Inc.	Ontario, Canada	Not applicable	450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada

Goodyear Export Inc.	Delaware	26-2890770	200 Innovation Way Akron, Ohio 44316

Goodyear Farms, Inc.	Arizona	86-0056985	200 Innovation Way Akron, Ohio 44316

Goodyear International Corporation	Delaware	34-0253255	200 Innovation Way Akron, Ohio 44316

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Goodyear Western Hemisphere Corporation	Delaware	34-0736571	200 Innovation Way Akron, Ohio 44316

Max-Trac Tire Co., Inc.	Ohio	34-0932669	4651 Prosper Road Stow, Ohio 44224

Mickey Thompson Performance Racing Inc.	Ohio	20-3856121	4651 Prosper Road Stow, Ohio 44224

Raben Tire Co., LLC	Indiana	35-1162941	200 Innovation Way Akron, Ohio 44316

T&WA, Inc.	Kentucky	62-1723160	200 Innovation Way Akron, Ohio 44316

Wingfoot Brands LLC	Delaware	87-4040423	200 Innovation Way Akron, Ohio 44316

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee.*

2.	A copy of the certificate of authority of the trustee to commence business.*

3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.**

4.	A copy of the existing bylaws of the trustee, as now in effect.*

6.	The consent of the Trustee required by Section 321(b) of the Act.**

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*

Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form F-3 filed on November 12, 2014 of the Bank of Nova Scotia, file number 333-200089.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 filed on December 12, 2022 by The Wendy’s Company, file number 333-261843.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis, and State of Minnesota, on the 17th day of March, 2022.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Scott Little
Name: Scott Little Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business December 31, 2021.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	224,842
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	25,436
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	738,825
Other intangible assets	-0-
Other assets	52,684

Total assets	1,041,787

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	178,811

Total liabilities	178,811

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	35,252
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	862,976
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	862,976

Total liabilities and equity capital	1,041,787

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall
Assistant Controller